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                                                                      EXHIBIT 23


                      CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statement of Burlington Northern Inc. on Form S-3 (File No. 33-51705) of our report dated February 15, 1996, on our audits of the consolidated financial statements and financial statement schedule of Burlington Northern Inc. and Subsidiaries as of December 31, 1995 and 1994, and for the years ended December 31, 1995, 1994 and 1993, which reports are included in this Annual Report on Form 10-K.




COOPERS & LYBRAND L.L.P


Fort Worth, Texas
March 29, 1996